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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2021
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PhaseBio Pharmaceuticals, Inc.
(Exact name of registrant as specified in its Charter)
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Delaware	001-38697	03-0375697
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Great Valley Parkway, Suite 30
Malvern, Pennsylvania 19355
(Address including zip code of principal executive offices)

(610) 981-6500
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	PHAS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 7.01. Regulation FD Disclosure.

On November 15, 2021, PhaseBio Pharmaceuticals, Inc. (the “Company”) issued a press release entitled “PhaseBio Announces Interim Results from Pivotal REVERSE-IT Phase 3 Trial of Bentracimab for the Reversal of Antiplatelet Effects of Ticagrelor in Patients Requiring Urgent Surgery or Experiencing Uncontrolled Major or Life-Threatening Bleeding.” The full text of the press release (the “Press Release”) is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Also on November 15, 2021, Deepak L. Bhatt, MD, MPH, Executive Director of Interventional Cardiovascular Programs at Brigham and Women’s Hospital and professor at Harvard Medical School, gave a presentation regarding the interim analysis from its ongoing REVERSE-IT Phase 3 clinical trial of ticagrelor at the 2021 American Heart Association Scientific Sessions. The presentation is attached as Exhibit 99.2 to this Current Report on Form 8-K.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this item of this report.

Item 8.01. Other Events.

On November 15, 2021, the Company issued the Press Release announcing the data from a pre-scheduled interim analysis from its ongoing REVERSE-IT Phase 3 clinical trial of ticagrelor.

REVERSE-IT is a Phase 3, multi-center, open-label, prospective single-arm trial designed to study reversal of the antiplatelet effects of ticagrelor with bentracimab in patients who present with uncontrolled major or life-threatening bleeding or who require urgent surgery or invasive procedure.

The prespecified interim analysis of 150 enrolled patients (142 of whom enrolled requiring urgent surgery or an invasive procedure and eight of whom enrolled with uncontrolled major or life-threatening bleeding) demonstrated that bentracimab achieved the primary endpoint of the trial by immediately and sustainably reversing the antiplatelet effects of ticagrelor. As measured by the point-of-care VerifyNow® PRUTest® platelet function assay (“VerifyNow”), a 135% reduction in platelet inhibition (P<0.001) was observed within five to ten minutes after initiation of bentracimab infusion and sustained through all timepoints over 24 hours. More than 90% of eligible patients achieved the co-primary endpoint of the trial, defined as good or excellent hemostasis within 24 hours of initiation of bentracimab therapy (P<0.001). Thrombotic events were reported in 5.3% of patients, with none resulting in death or considered by investigators to be related to bentracimab. Bentracimab was generally well tolerated, with only five non-serious adverse events, reported in three patients, considered by investigators to be related to bentracimab. The most common adverse events were related to pain associated with surgical procedures.

REVERSE-IT Interim Results Detail

Ticagrelor Reversal Endpoint

The primary ticagrelor reversal endpoint in the REVERSE-IT trial, the minimum percent inhibition of P2Y12 reactivity units (“PRU”) within four hours of bentracimab initiation, was assessed using VerifyNow by measuring the difference in PRU inhibition before the initiation of bentracimab infusion and up to four hours after initiation of bentracimab infusion. Per the prespecified analysis plan, patients with pre-treatment PRU in the normal range (>180) were excluded from reversal assessments, with adjudication resulting in the inclusion of 129 patients in the reversal efficacy analysis. A 135% reduction in inhibition was observed with bentracimab, indicating achievement of the primary reversal endpoint (P<0.001). PRU measured at multiple timepoints rose from a mean of 65 PRU before bentracimab administration to 230 PRU within five to ten minutes after initiation of bentracimab infusion and remained between 230 and 300 PRU through 24 hours after initiation of infusion (P<0.001 across all timepoints). All prespecified subgroups, including the bleeding subgroup, exhibited similar, statistically significant reductions in PRU inhibition.

Clinical Hemostasis Endpoint

The co-primary endpoint for the trial is achievement of effective hemostasis in the overall study population as adjudicated by an independent Clinical Endpoints Committee (“CEC”). The hemostasis endpoint was defined using prespecified efficacy criteria adapted from the Global Use Strategies for Opening Occluded Coronary Arteries ("GUSTO") bleeding scale and a clinical trial of andexanet alpha for surgical and bleeding patients, respectively. The CEC adjudicated hemostasis in a total of 122 patients determined to have met eligibility criteria and found that 98.4% (P<0.001) achieved effective hemostasis within 24 hours of initiation of bentracimab infusion.

Safety Results and Immunogenicity

Safety results were assessed in all 150 patients who were treated with bentracimab and followed for 35 days after enrollment in the trial. Treatment emergent adverse events (“TEAEs”) were reported in 91% of enrolled patients; the most common TEAE was pain associated with surgical procedures. Cardiac and metabolic disorders, such as atrial fibrillation, sinus tachycardia, and electrolyte abnormalities, were also common. Four patients died of events considered by investigators to be unrelated to treatment with bentracimab: two patients from septic shock and two patients from cardiogenic shock. Five adverse events, reported in three patients, were considered by investigators to be potentially related to treatment with bentracimab, and none were considered to be serious adverse events (“SAEs”). The adverse events considered related to treatment with bentracimab included infusion site bruising (0.7%), infusion site warmth (0.7%), bundle branch block (1.4%) and catheter-related jugular thrombosis (0.7%). Bentracimab immunogenicity was also measured in the trial by testing patients for anti-drug antibodies (“ADA”) before and after the initiation of bentracimab infusion. Results of the immunogenicity testing found that 22.6% of patients had pre-existing ADA, 24.3% of patients developed ADA after bentracimab infusion, and 53.0% of patients had no ADA. The presence of ADA had no apparent effect on ticagrelor reversal as measured by VerifyNow or on achievement of effective hemostasis.

Thrombotic Events and Assessment of Potential Prothrombotic Rebound

Eight of the 150 bentracimab-treated patients (5.3%) reported SAEs determined to be thrombotic events, although none resulted in death, and none were considered by investigators to be related to treatment with bentracimab. An assessment of whether bentracimab induced potentially prothrombotic changes in platelet activity was also conducted. Biomarkers of platelet activation, including circulating P-selectin and mean platelet volume, were measured prior to bentracimab initiation and at multiple timepoints following the infusion of bentracimab. Neither biomarker changed after the infusion of bentracimab compared with pre-dose levels, indicating that bentracimab did not show signs of a prothrombotic rebound effect. Taken together, the platelet biomarker analyses, and the relatively low number of thrombotic events seen in this trial, suggest that the risk of a post-reversal prothrombotic rebound effect on platelets is low.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

99.1
Press Release, dated November 15, 2021, entitled “PhaseBio Announces Interim Results from Pivotal REVERSE-IT Phase 3 Trial of Bentracimab for the Reversal of Antiplatelet Effects of Ticagrelor in Patients Requiring Urgent Surgery or Experiencing Uncontrolled Major or Life-Threatening Bleeding”.

99.2	Presentation, dated November 15, 2021.

104	Cover page interactive data file (formatted as Inline XBRL).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PhaseBio Pharmaceuticals, Inc.

Dated: November 15, 2021	By:	/s/ John P. Sharp
John P. Sharp
Chief Financial Officer